UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported)
June 23, 2020

Fluidigm Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34180	77-0513190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Tower Place, Suite 2000, South San Francisco, California 94080
(Address of Principal Executive Offices) (Zip Code)

(650) 266-6000
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	FLDM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

As described under Item 5.07 below, on June 23, 2020, our stockholders approved (1) the amendment and restatement of the Fluidigm Corporation 2017 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares reserved for issuance thereunder by 3,000,000 shares and (2) the amendment of the Fluidigm Corporation 2011 Equity Incentive Plan (the “2011 Plan”) to increase the number of shares reserved for issuance thereunder by 1,420,000 shares. Descriptions of the material terms of the ESPP and the 2011 Plan are set forth on pages 22 – 25 and 26 – 31, respectively, of our definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 14, 2020, and are incorporated herein by reference. The descriptions of the ESPP and the 2011 Plan are qualified, each in its entirety, by reference to the full text of the ESPP and the 2011 Plan, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 5.07. Submission of Matters to a Vote of Security Holders.

We held our 2020 Annual Meeting of Stockholders on June 23, 2020. Of the 70,706,062 shares of our common stock outstanding as of the record date of May 1, 2020, 59,611,711 shares were represented at the Annual Meeting, either in person or by proxy, constituting approximately 84.3% of the outstanding shares of common stock. The five matters voted on at the Annual Meeting and the voting results with respect to each such matter are set forth below:

1. Election of Class I Directors. The following nominees were elected to serve as Class I directors, to hold office until our 2023 annual meeting of stockholders or until their respective successor has been duly elected and qualified or their earlier resignation or removal:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Nicolas M. Barthelemy	49,361,187	1,495,508	8,755,016
Bill W. Colston	50,140,590	716,105	8,755,016

2. Advisory Vote on Approval of Executive Compensation. The proposal to approve, on an advisory basis, the compensation of our named executive officers for the year ended December 31, 2019, was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,367,120	1,417,263	72,312	8,755,016

3. Approval of the Amended and Restated 2017 Employee Stock Purchase Plan. The proposal to approve the amended and restated 2017 Employee Stock Purchase Plan was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,624,821	205,689	26,185	8,755,016

4. Approval of the Amendment of the 2011 Equity Incentive Plan. The proposal to approve the amendment of the 2011 Equity Incentive Plan was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,922,793	905,549	28,353	8,755,016

5. Ratification of Appointment of Independent Registered Public Accounting Firm. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020 was approved by the following vote:

Votes For	Votes Against	Abstentions
59,500,179	53,661	57,871

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Fluidigm Corporation 2017 Employee Stock Purchase Plan, as amended and restated effective June 23, 2020.
10.2	Fluidigm Corporation 2011 Equity Incentive Plan, as amended effective June 23, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUIDIGM CORPORATION

Date: June 24, 2020	By:	/s/ Nicholas Khadder
Nicholas Khadder Senior Vice President, General Counsel, and Secretary